Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to reference to our firm under the caption “Experts” and to the use of our report dated February 6, 2003, with respect to December 31, 2002 financial statements of IBERIABANK Corporation, incorporated by reference in the proxy statement/prospectus that is made a part of IBERIABANK Corporation’s Registration Statement on Form S-4 for the registration of 317,360 shares of its common stock.

/s/ Castaing, Hussey & Lolan, LLC

New Iberia, Louisiana

December 15, 2003

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